Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-72996) pertaining to The Morgan Group, Inc. Incentive Stock Plan and in the Registration Statement (Form S-8 No. 33-72998) pertaining to The Morgan Group, Inc. 401(k) Profit Sharing Plan of our report dated February 9, 2001, with respect to the consolidated financial statements and schedules of The Morgan Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                           /s/ Ernst & Young LLP

Greensboro, North Carolina
March 30, 2001